                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                         THE SECURITIES AND EXCHANGE ACT

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2) )
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-12


                  Charter Municipal Mortgage Acceptance Company
--------------------------------------------------------------------------------
                 Name of Registrant as Specified in its Charter

--------------------------------------------------------------------------------
      Name of Person(s) Filing Proxy Statement if other than the Registrant

Payment of Filing Fee (Check Appropriate Box):

[X] No fee required
[ ] Fee computed on table below per exchange Act Rules 14a-6 (i) (1) and 0-11.

   (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

   (5) Total fee paid:
--------------------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:
--------------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:
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   (3) Filing Party:
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   (4) Date File:
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

                           CHARTER MUNICIPAL MORTGAGE
                               ACCEPTANCE COMPANY

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       ON
                                  JUNE 12, 2001

                              ---------------------

                                                                  April 30, 2001

To the holders of common shares of beneficial interest in Charter Municipal Mortgage Acceptance Company:

         NOTICE IS HEREBY GIVEN THAT the 2001 Annual Meeting of Charter Municipal Mortgage Acceptance Company ("CharterMac") will be held on Tuesday, June 12, 2001 at 1:30 P.M. (local time) at the American Stock Exchange, 86 Trinity Place, New York, New York for the following purposes:

        (1) The election of three (3) trustees to the Board of Trustees of CharterMac (the "Board of Trustees") each for a term of three years to expire in 2004.

        (2) The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Trustees unanimously recommends a vote "FOR" each of the listed trustees. The accompanying proxy statement contains additional information and should be carefully reviewed by the holders of common shares of beneficial interest in CharterMac.

         As was the case last year, you can vote your common shares of beneficial interest by Internet or phone by following the instructions on the enclosed proxy card. If you prefer to vote by regular mail, please sign, date and return the enclosed proxy card in the enclosed return envelope as soon as possible.

         The Board of Trustees has fixed the close of business on April 16, 2001 as the record date for the determination of the holders of common shares of beneficial interest in CharterMac entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

                                           By Order of the Board of Trustees

                                           /s/ Stuart J. Boesky
                                           ---------------------------------
                                           Stuart J. Boesky
                                           President and Chief Executive Officer


         IT IS MOST IMPORTANT THAT YOU VOTE YOUR COMMON SHARES OF BENEFICIAL INTEREST EITHER BY INTERNET, PHONE OR MAIL. IF YOU DECIDE TO DO SO BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

         YOUR FAILURE TO PROMPTLY VOTE YOUR SHARES INCREASES THE OPERATING COSTS OF YOUR INVESTMENT

         YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE BY PHONE, INTERNET OR MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK, 10022

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 ---------------

                                  INTRODUCTION

         The accompanying form of proxy is solicited on behalf of the Board of Trustees (the "Board of Trustees", each individual trustee serving thereon, a "Trustee") of Charter Municipal Mortgage Acceptance Company ("CharterMac" or the "Company") for use at the Annual Meeting of Shareholders of CharterMac (the "Meeting") to be held on Tuesday, June 12, 2001 at 1:30 P.M. (local time) at the American Stock Exchange, 86 Trinity Place, New York, New York and at any adjournment or postponement thereof. CharterMac has first mailed these proxy materials to holders of common shares of beneficial interest in CharterMac (the "Common Shares") on or about May 1, 2001. CharterMac's executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone: (212) 588-1765). Holders of Common Shares of record at the close of business on April 16, 2001 (the "Record Date") are entitled to vote at the Meeting or any adjournment or postponement thereof.

         As was the case last year, holders of Common Shares may vote their shares by telephone or on the Internet. If you wish to vote your Common Shares by telephone or the Internet, follow the instructions on the attached proxy card.

         Common Shares represented by properly executed proxy cards, Internet votes or telephone votes received by CharterMac at or prior to the Meeting will be voted according to the instructions indicated on the proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the Common Shares so represented will be voted "FOR" each of the listed trustees.

         Proxies may be revoked by those persons executing proxies at any time before the authority granted thereby is exercised by delivering to CharterMac's secretary at or prior to the Meeting a written notice of revocation bearing a later date than the date of the proxy, duly executing a subsequently dated proxy with respect to the same Common Shares represented by the proxy and delivering it to CharterMac's secretary at or before the Meeting or attending the Meeting and voting in person, although attendance at the Meeting will not, by itself, constitute revocation. Any written notice revoking a proxy should be delivered at or prior to the Meeting to the attention of the secretary, Charter Municipal Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022.

         The Board of Trustees unanimously recommends a vote "FOR" each of the listed trustees.

         As of April 16, 2001, approximately 22,700,340 Common Shares were outstanding with each share entitled to one vote on all matters that may properly come before the Meeting. Also as of such date, 2,590,000 nonvoting Convertible Community Reinvestment Act Preferred Shares (the "CRA Preferred Shares"), which are convertible into 2,416,891 voting Common Shares, were outstanding.

                                   MANAGEMENT
TRUSTEES AND OFFICERS

         The Board of Trustees directs the management of the business of CharterMac, but retains Related Charter, LP (the "Manager") to manage the Company's day-to-day affairs. The Board of Trustees has delegated certain responsibilities to the Manager including, among other things, overseeing the Company's portfolio of assets and acquiring and disposing of investments. During 2000, the Board of Trustees held thirteen meetings, the compensation committee held one meeting and the audit committee held four meetings. The average attendance in the aggregate of the total number of Board and committee meetings was 84%. On March 15, 2000, the Board of Trustees passed a resolution that authorized the addition of two Trustees, an independent Trustee and an affiliated Trustee, to the CharterMac Board of Trustees, bringing the total number of Trustees to seven.


The Trustees and Executive Officers of CharterMac are as follows:

                                                               YEAR FIRST BECAME
NAME                  AGE          OFFICE HELD                 OFFICER/TRUSTEE          TERM EXPIRES
----                  ---          -----------                 ---------------          ------------
Stephen M. Ross ..... 60       Managing Trustee,
                               Chairman of the Board                 1999                   2003

Peter T. Allen ...... 55       Managing Trustee                      1997                   2001

Arthur P. Fisch ..... 59       Managing Trustee                      1997                   2001

Stuart J. Boesky .... 44       Managing Trustee, President,
                               and Chief Executive Officer           1997                   2003

Alan P. Hirmes ...... 46       Managing Trustee,
                               Executive Vice President,
                               Secretary                             1997                   2002

Michael J. Brenner .. 55       Managing Trustee                      2000                   2001

Thomas W. White ..... 64       Managing Trustee                      2000                   2002

Michael I. Wirth .... 42       Chief Financial Officer and
                               Chief Accounting Officer              2000                     --

---------------
Biographical information with respect to Messrs. Fisch, Allen and Brenner is set forth under "PROPOSAL BEFORE THE MEETING", below.

     STEPHEN M. ROSS is Chairman of the Board of Trustees of CharterMac and is a Member of the sole general partner of the Manager. Mr. Ross is the founder, Chairman, CEO and Managing General Partner of the Related Companies, L.P. ("TRCLP") Mr. Ross began his career working for the accounting firm of Coopers & Lybrand in Detroit as a tax attorney. Later, he moved to New York where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments before founding TRCLP in 1972. Mr. Ross graduated from the University of Michigan School of Business Administration with a Bachelor of Science degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Law degree in Taxation from New York University School of Law. Mr. Ross endowed the Stephen M. Ross Professor of Real Estate at the University of Michigan. Mr. Ross is also on the Board of Directors of Insignia Financial Group, Inc.

     STUART J. BOESKY is a Managing Trustee, the President and Chief Executive Officer of CharterMac and the President, Chief Executive Officer and Member of the sole general partner of the Manager. Mr. Boesky is also a Partner and Senior Managing Director of Related Capital Company ("Related"), the financial services arm of TRCLP, where he is primarily responsible for the creation, design and implementation of Related's debt and equity finance programs. Prior to joining Related in 1986, Mr. Boesky practiced real estate and tax law with the law firm of Shipley & Rothstein and the Boston office of Stroock and Stroock and Lavan. Previously, Mr. Boesky was a consultant at the accounting firm of Laventhol & Horwath. Mr. Boesky received a Bachelor of Arts degree with high honors from Michigan State University, a Juris Doctor degree from Wayne State University School of Law and a Master of Law degree in Taxation from Boston University School of Law. Mr. Boesky also serves on the Board of Directors of Aegis Realty, Inc. ("Aegis") and the Board of Trustees of American Mortgage Acceptance Company ("AMAC"), both of which are managed by affiliates of the Manager.

     ALAN P. HIRMES is a Managing Trustee, the Executive Vice President and the Secretary of CharterMac and is a Senior Vice President and a Member of the sole general partner of the Manager. Mr. Hirmes is also a Partner and a Senior Managing Director of Related, where he is responsible for overseeing the finance, accounting and portfolio management departments and the joint venture development program. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Prior to joining Related in October 1983, Mr. Hirmes was employed by Weiner & Co., certified public accountants. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree. Mr. Hirmes also serves on the Board of Directors of Aegis.

     THOMAS W. WHITE is a Managing Trustee of CharterMac. Mr. White retired as a Senior Vice President of Fannie Mae in the multifamily activities department, where he was responsible for the development and implementation of policies and procedures for all Fannie Mae multifamily programs, including the delegated underwriting and servicing program, prior approval program and negotiated swap and negotiated cash purchases product lines. He was also responsible for asset management of multifamily loans in portfolio or Mortgage-Backed Securities. Mr. White joined Fannie Mae in November 1987 as director of multifamily product management. He was elected Vice President for multifamily asset acquisition in November 1998 and assumed his position of Senior Vice President in November 1990. Prior to joining Fannie Mae, he served as an investment banker with Bear Stearns, Inc. He also was the executive vice president of the National Council of State Housing Agencies; chief underwriter for the Michigan State Housing Development Authority; and served as a state legislator in the state of Michigan.

     MICHAEL I. WIRTH is the Chief Financial Officer and Chief Accounting Officer of CharterMac and is a Senior Vice President and Chief Financial Officer of the general partner of the Manager. Mr. Wirth is also a Senior Vice President of Related. Mr. Wirth joined Related in August, 2000. Prior to Related, Mr. Wirth was a Vice President in the Real Estate Group at CGA Investment Management where he was responsible for the underwriting, investment and management of all commercial real estate debt investments made by the company. Prior to CGA, Mr. Wirth spent 4 years as a senior manager at Deloitte & Touche in the Realty Consulting Group and Technology Solutions practice and 5 years as a senior manager and national director to the financial services industry at The Roulac Group of Deloitte & Touche. Mr. Wirth received a Bachelors in Business Administration from Georgia State University. He has been a Certified Public Accountant since 1986.

COMMITTEES OF THE BOARD OF TRUSTEES

         The Board of Trustees has standing Audit and Compensation Committees. The Audit Committee's duties include the review and oversight of all transactions with affiliates of CharterMac, the periodic review of CharterMac's financial statements and meetings with CharterMac's independent auditors. The Audit Committee is comprised of Messrs. Allen, Fisch and White and had four meetings during CharterMac's fiscal year ended December 31, 2000.

         The Compensation Committee's duties include the determination of compensation, if any, of CharterMac's executive officers and of the Manager and the administration of CharterMac's Incentive Share Option Plan (the "Share Option Plan"). The Compensation Committee is comprised of Messrs. Allen and Fisch and held one meeting during CharterMac's fiscal year ended December 31, 2000. The Compensation Committee must have at least two members, each of which must be Independent Trustees.

THE MANAGER

         The directors and executive officers of Related Charter LLC ("Related Charter"), the sole general partner of the Manager, are set forth below. These officers of the sole general partner of the Manager may also provide services to CharterMac on behalf of the Manager.


RELATED CHARTER LLC
                                                                   YEAR FIRST BECAME
NAME                    AGE          OFFICES HELD                   OFFICER/MEMBER
----                    ---          ------------                   --------------
Stuart J. Boesky .....   44    Member, President and
                               Chief Executive Officer                  1997

Alan P. Hirmes .......   46    Member, Senior Vice President            1997

Stephen M. Ross ......   60    Member                                   1997

Michael I. Wirth .....   42    Senior Vice President and Chief
                               Financial Officer                        2000

James D. Spound ......   40    Senior Vice President                    1998

Denise L. Kiley ......   41    Senior Vice President                    1997

Marc D. Schnitzer ....   40    Senior Vice President                    1997

Bruce H. Brown .......   47    Senior Vice President                    1997

Mark J. Schlacter ....   50    Vice President                           1997

Max E. Schlopy .......   64    Vice President                           1998

John Sorel ...........   40    Vice President                           1999

Gary Parkinson .......   52    Controller                               2000

Teresa Wicelinski ....   35    Secretary                                1998

------------------
Biographical information with respect to Messrs. Boesky, Ross, Hirmes and Wirth is set forth above.

     JAMES D. SPOUND is a Senior Vice President of the sole general partner of the Manager with primary responsibility for mortgage acquisitions. He joined Related from First Union Capital Markets, in February 1998, where he was a Vice President specializing in affordable housing finance. From 1992 to 1996, Mr. Spound served as an investment banker in the Housing Finance Department at Merrill Lynch & Co., where he was a Vice President at the time of his departure. Since 1992, Mr. Spound has been responsible for the structuring and execution of over $2.5 billion of Mortgage Revenue Bond transactions encompassing a wide range of credit enhanced and non-credit enhanced structures. Previously, Mr. Spound was also a Senior Consultant at Kenneth Leventhal & Company where he focused on debt restructurings in the real estate industry. In addition, he served for three years as a Project Manager at New York City's Economic Development Corporation where he was responsible for underwriting and administering incentive loans to support the City's economic development goals. Mr. Spound received a Bachelor of Arts degree from Brown University and a Masters of Science in Management from the Sloan School at MIT.

     DENISE L. KILEY is a Senior Vice President of the sole general partner of the Manager. Ms. Kiley is also a Partner and a Managing Director of Related where she is responsible for the underwriting and asset management groups. Ms. Kiley oversees the investment underwriting and approval of all multifamily residential properties invested in Related sponsored corporate, public and private equity and debt funds. Prior to joining Related in 1990, Ms. Kiley had experience acquiring, financing and managing the assets of multifamily residential properties. From 1981 through 1985 she was an auditor with a national accounting firm. Ms. Kiley holds a Bachelor of Science degree in Accounting from Boston College and is a Member of the Affordable Housing Roundtable.

     MARC D. SCHNITZER is a Senior Vice President of the sole general partner of the Manager. Mr. Schnitzer is also a Partner and a Managing Director of Related where he is responsible for the Tax Credit Acquisitions and Corporate Funds Groups. Mr. Schnitzer received a Master of Business Administration degree from The Wharton

School of The University of Pennsylvania in December 1987, and joined Related in January, 1988. From 1983 to 1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research Department of The First Boston Corporation in New York. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University.

     BRUCE H. BROWN is a Senior Vice President of the sole general partner of the Manager and is a Senior Vice President of Related, where he is director of Related's Portfolio Management Group. He is responsible for overseeing the administration of the firm's public registered debt and equity affiliates encompassing the monitoring of the performance of each entity and each investment. He is also responsible for Related's bond servicing activities with respect to the firm's $975 million portfolio of tax exempt first mortgage bonds and FNMA/GNMA insured and co-insured loan portfolio. Prior to joining Related in 1987, Mr. Brown was a real estate lending officer at the United States Trust Company of New York and previously held management positions in the hotel and resort industry with Helmsley-Spear and Westin Hotels. Mr. Brown graduated from Colgate University with a Bachelor of Arts degree.

     MARK J. SCHLACTER is a Vice President of the sole general partner of the Manager. Mr. Schlacter is a Vice President of Related and has been with Related since June 1989. Mr. Schlacter is primarily responsible for the origination and acquisition of taxable mortgage products. Prior to joining Related, Mr. Schlacter garnered 16 years of direct real estate experience covering retail and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, property acquisition and financing, and mortgage lending program underwriting and development. He was a Vice President with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in Political Science from Pennsylvania State University.

     MAX E. SCHLOPY is a Vice President of the sole general partner of the Manager. An attorney, Mr. Schlopy practiced corporate and commercial real estate law in Buffalo, New York for many years, where he was a partner with the law firm of Duke, Holzman, Yeager and Schlopy. He served as Vice President - General Counsel for Marc Equity Corporation, a diversified real estate development company with operations in several states and later as a Vice President of the general partner for the Summit Tax Exempt Bond Funds. More recently, Mr. Schlopy was President of MK Industries, Inc., an Orlando, Florida-based company involved in the research and development of high technology military and biomedical products and processes. He presently practices law and offers consulting services to the real estate industry from his offices in Park City, Utah. Mr. Schlopy was educated at Cornell and San Francisco State Universities, and received his Juris Doctor degree, cum laude, from the School of Law, State University of New York at Buffalo.

     JOHN SOREL is a Vice President of the sole general partner of the Manager and is a Vice President of Related. Mr. Sorel is responsible for overseeing construction risk management for CharterMac. Prior to joining Related in November, 1999, Mr. Sorel was a Vice President for BankBoston in their real estate department from 1993-1999, where he originated and managed over $150 million of corporate and construction loan facilities for the low income housing tax credit industry. From 1991-1993, Mr. Sorel worked as an Assistant Vice President for Recoll Management. Mr. Sorel holds a Bachelor of Arts degree in Economics from Syracuse University.

     GARY PARKINSON is the Controller of the sole general partner of the Manager. Mr. Parkinson has been a Certified Public Accountant in New York since 1987. Prior to joining Related in September 2000, Mr. Parkinson was employed by American Real Estate Partners, L.P. from July 1991 to September 2000, Integrated Resources, Inc. from August 1988 to July 1991 and Ernst & Young from September 1984 to August 1988. Mr. Parkinson graduated from Northeastern University and The Johnson Graduate School of Business at Cornell University.

     TERESA WICELINSKI is the Secretary of the sole general partner of the Manager. Ms. Wicelinski joined Related in June 1992, and prior to that date was employed by Friedman, Alprin & Green, certified public accountants. Ms. Wicelinski graduated from Pace University with a Bachelor of Arts Degree in Accounting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         CharterMac has and will continue to have certain relationships with the Manager and its affiliates. However, there have been no direct financial transactions between CharterMac and its Trustees and officers or the members and officers of the sole general partner of the Manager.

         CharterMac and the Manager entered into a Management Agreement pursuant to which the Manager is obligated to use its best efforts to seek out and present to CharterMac, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of CharterMac and consistent with such investment programs as the Board of Trustees may adopt from time to time in conformity with CharterMac's Trust Agreement.

         Although the Board of Trustees has continuing exclusive authority over the management of CharterMac, the conduct of its affairs and the management and disposition of CharterMac's assets, the Board of Trustees has initially delegated to the Manager, subject to the supervision and review of the Board of Trustees and consistent with the provisions of the Trust Agreement, the power and duty to: (i) manage the day-to-day operations of CharterMac; (ii) acquire, retain or sell CharterMac's assets; (iii) seek out, present and recommend investment opportunities consistent with CharterMac's investment policies and objectives, and negotiate on behalf of CharterMac with respect to potential investments or the dispositions thereof; (iv) when appropriate, cause an affiliate to serve as the mortgagee of record for mortgage investments of CharterMac and in that capacity hold escrow on behalf of mortgagors in connection with the servicing of mortgages; (v) obtain for CharterMac such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of CharterMac, paying the debts and fulfilling the obligations of CharterMac, and handling, prosecuting and settling any claims of CharterMac, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (vi) obtain for CharterMac such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to the investment portfolio of CharterMac; (vii) evaluate, structure and negotiate prepayments or sales of CharterMac's mortgage investments and mortgage securities; (viii) monitor operations and expenses of CharterMac; and (ix) from time to time, or as requested by the Board of Trustees, make reports to CharterMac as to its performance of the foregoing services.

         The original term of the Management Agreement will terminate on October 1, 2001, the fourth anniversary of its effective date. Thereafter, the Management Agreement will be renewed by CharterMac, subject to an evaluation of the performance of the Manager by the Board of Trustees. The Management Agreement may be terminated (i) without Cause by the Manager or (ii) for Cause by a majority of the Independent Trustees, each without penalty, and each upon 60 days' prior written notice to the non-terminating party.

         The Management Agreement cannot be terminated by CharterMac prior to October 1, 2001, other than for Cause. "Cause" is defined as gross negligence or willful misconduct of the Manager. CharterMac cannot dissolve and liquidate prior to such date except upon a recommendation of the Manager and the vote of a majority in interest (a "Majority Vote") of the holders of Common Shares. After October 1, 2001, the vote of the holders of 66-2/3% of CharterMac's then outstanding Common Shares is required to approve a dissolution and liquidation of CharterMac that is not recommended by the Manager and the Majority Vote of holders of Common Shares is required to approve a liquidation of CharterMac recommended by the Manager. If for any reason, whether prior to or after October 1, 2001, the Management Agreement is terminated in accordance with its terms, CharterMac may dissolve and liquidate upon the Majority Vote of holders of Common Shares.

         Pursuant to the terms of the Management Agreement, the Manager is entitled to receive the fees and other compensation set forth below:

         FEE/COMPENSATION*          AMOUNT
         ----------------           ------
         Bond Selection Fee......   2.00% of the principal amount of each
                                    revenue bond or other tax exempt instrument
                                    originated or acquired by CharterMac or its
                                    subsidiaries.

         Bond Placement Fee.......  2.00% of the principal amount of each revenue bond or other tax exempt instrument
                                    originated or acquired by CharterMac or its
                                    subsidiaries (payable by the borrower, and
                                    not CharterMac).

         Special Distribution Fee.  0.375% per annum of the total invested assets of CharterMac or its subsidiaries.

         Bond Servicing Fee.......  0.25% per annum based on the outstanding principal amount of revenue bonds owned by
                                    CharterMac or its subsidiaries.

         Operating Expense
         Reimbursement............  For direct expenses incurred by the Manager in an amount not to exceed $432,365 per
                                    annum (subject to increase based on
                                    increases in CharterMac's and its
                                    subsidiaries' assets and to annual increases
                                    based upon increases in the Consumer Price
                                    Index).

         Incentive Share Options..  The Manager may receive options to acquire additional Common Shares pursuant to the Share Option Plan only if CharterMac's distributions in any year exceed $0.9517 per Common Share and the Compensation Committee of the Board of Trustees determines to grant such options.

         Liquidation Fee..........  1.50% of the gross sales price of the assets sold by CharterMac in connection with a
                                    liquidation of CharterMac assets supervised
                                    by the Manager.

---------------
* The Manager is also permitted to earn miscellaneous compensation which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

         Affiliates of the Manager may provide certain financial guarantees to facilitate leveraging by CharterMac, for which they could be paid market rate fees. In addition, affiliates of the Manager may provide certain financial guarantees to the owner (or partners of the owners) of the underlying properties securing CharterMac's revenue bonds, for which they could be paid market rate fees.

         The Manager may engage in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by CharterMac, or act as manager to any other person or entity having investment policies whether similar or dissimilar to those of CharterMac. Before the Manager, the officers and directors of the Manager and all persons controlled by the Manager and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present such investment opportunity to CharterMac if (i) such opportunity is of a character which could be taken by CharterMac, (ii) such opportunity is compatible with CharterMac's investment objectives and policies and (iii) CharterMac has the financial resources to take advantage of such opportunity.

         The Trust Agreement and Management Agreement provide that CharterMac will indemnify the Manager and its affiliates under certain circumstances.

         The Manager is entitled to subcontract its obligations under the Management Agreement to an affiliate. In accordance with the foregoing, the Manager has assigned its rights and obligations to Related.

         The Manager has been designated the "Tax Matters Partner" to manage administrative tax proceedings conducted at CharterMac's level by the IRS with respect to company matters. The Manager will also serve as the general partner of CharterMac for tax purposes.

     INFORMATION REGARDING OTHER COMPANIES MANAGED BY AFFILIATES OF THE MANAGER. On or about February 8, 2001, a complaint was filed in the New York Supreme Court, County of New York, against the external advisor of Aegis. Also named as defendants in the suit were certain affiliates of Aegis' adviser and Messrs. Boesky, Hirmes, Ross, Brenner, Allen and Fisch, each of whom is a trustee of the Company. Aegis was also named as a nominal defendant. The action is entitled PAUL V. THE RELATED COMPANIES, L.P., ET AL., Index No. 01-600669, and is purportedly a class and derivative action. On or about March 23, 2001 a second action, entitled SCHNIPPER V. AEGIS REALTY, INC., ET AL., Case No. 219736-V, was filed in the Circuit Court for Montgomery County, Maryland against Aegis and each of Aegis's five directors (Messrs. Boesky, Brenner, Hirmes, Allen and Fisch). SCHNIPPER is purportedly brought as a class action. On or about April 2, 2001 a third action, entitled OPPORTUNITY PARTNERS, L.P. V. STUART J. BOESKY, ET AL., Civ. No. 24-C-01-001579, was filed in the Circuit Court for Baltimore County, Maryland against, among others, Aegis, each of its five directors, and Aegis' external advisors, which are affiliates of the Manager. OPPORTUNITY PARTNERS is purportedly a class and derivative action.

         Each of these three actions challenges Aegis' proposed acquisition of a property portfolio and development business owned by a third party, which transaction also involves the termination by Aegis of its external advisory agreements with affiliates of the Manager and purchase by Aegis of various assets owned by those external advisors. Each suit alleges that the defendants breached their fiduciary duties to the Aegis stockholders by, among other things, committing Aegis to pay unwarranted fees and other consideration to affiliates of the Manager. All three actions seek money damages, injunctive and declaratory relief and attorneys' fees. The transaction at issue in each suit, however, was approved by Aegis' independent directors (Messrs. Allen and Fisch), who first obtained legal advice and two fairness opinions from nationally recognized investment banking firms before approving those transactions. Additionally, the transaction at issue is subject to Aegis stockholder approval after proxy materials describing that transaction are disseminated to the Aegis stockholders. The defendants have advised the Company that they intend to defend all three actions vigorously. The defendants filed motions to dismiss the complaint in PAUL on or about April 16, 2001. Not all of the defendants have been served yet in SCHNIPPER and OPPORTUNITY PARTNERS and the time to answer for the defendants that have been served has not yet expired.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of April 16, 2001, no person was known by CharterMac to be the beneficial owner of more than 5% of the outstanding Common Shares of CharterMac.

         As of April 16, 2001, the members of the sole general partner of the Manager own, in the aggregate, 100% of the voting stock of the sole general partner of the Manager.

         As of April 16, 2001, Trustees and senior officers of CharterMac and members and senior officers of the sole general partner of the Manager own directly or beneficially Common Shares of CharterMac as follows:

                                                                    AMOUNT AND NATURE OF
NAME                                    TITLE                        BENEFICIAL OWNERSHIP     PERCENT OF CLASS 8
----                                    -----                       ---------------------     ----------------
Stephen M. Ross ...............    Chairman of the Board of      237,752 Common Shares 1 2 3          *
                                   CharterMac and Member of
                                   Related Charter

Alan P. Hirmes ................    Trustee, Executive VP and      51,271 Common Shares 1 3 4          *
                                   Secretary, of CharterMac
                                   and Member and Senior VP
                                   of Related Charter

Stuart J. Boesky ..............    Trustee, President and         59,227 Common Shares 1 3 4          *
                                   CEO of CharterMac and Member,
                                   President and CEO of Related
                                   Charter

Peter T. Allen ................    Trustee of CharterMac           2,443 Common Shares                *

Arthur P. Fisch ...............    Trustee of CharterMac           2,443 Common Shares                *

Thomas W. White ...............    Trustee of CharterMac             667 Common Shares                *

Michael J. Brenner ............    Trustee of CharterMac           6,667 Common Shares 4              *

Michael I. Wirth ..............    CFO & CAO of CharterMac and
                                   SVP & CFO of Related Charter    5,567 Common Shares 5              *

Bruce H. Brown ................    Senior VP of Related Charter    6,667 Common Shares 4              *

James D. Spound ...............    Senior VP of Related Charter   13,333 Common Shares 6              *

Marc D. Schnitzer .............    Senior VP of Related Charter    6,667 Common Shares 4              *

Denise L. Kiley ...............    Senior VP of Related Charter    6,667 Common Shares 4

All Senior Officers and Trustees of CharterMac
and Related Charter as a group (16 persons)                      357,035 Common Shares 1 3 7       1.33%

------------------
*   Less than 1% of the outstanding Common Shares.

1 11 of these Common Shares are owned by the Manager, of which a majority is owned by Messrs. Ross, Hirmes, and Boesky.

2 Includes 8,333 options to purchase Common Shares (which are exercisable within 60 days)

3 21,157 of these Common Shares are owned by Related AMI Associates, Inc., of which a majority is owned by Messrs. Ross, Hirmes and Boesky .

4 Includes 6,667 options to purchase Common Shares (which are exercisable within 60 days)

5 Includes 4,567 options to purchase Common Shares (which are exercisable within 60 days)

6 Includes 13,333 options to purchase Common Shares (which are exercisable within 60 days)

7 Includes 66,235 options to purchase Common Shares (which are exercisable within 60 days)

8 Based on the Common Shares outstanding as of April 16, 2001 (22,698,339) plus the Common Shares issuable upon the conversion of (i) all options to purchase Common Shares which are exercisable within 60 days (66,235) and (ii) all CRA Preferred Shares (2,416,891).

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires CharterMac's officers and trustees, and persons who own more than 10% of a registered class of CharterMac's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). These persons are required by regulation of the Commission to furnish CharterMac with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, CharterMac believes that during the fiscal year ended December 31, 2000, CharterMac's officers, trustees and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                           PROPOSAL BEFORE THE MEETING

ELECTION OF TRUSTEES

         The Board of Trustees is divided into three classes, currently consisting of two classes of two Trustees each and one class of three Trustees. At the Meeting, three Trustees are to be elected for three- year terms expiring in 2004. All of the nominees are currently Trustees of CharterMac. Trustees are elected by a plurality of the votes cast (assuming the presence of a quorum consisting of a majority of the holders of Common Shares present either in person or by proxy).

         Unless holders of Common Shares otherwise specify, the Common Shares represented by the proxies will be voted "FOR" the indicated nominees for election as Trustees. If for any reason any of the nominees become unavailable for election, the proxies solicited will be voted for such nominees as are selected by the Board of Trustees. The Board of Trustees has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a Trustee if elected. However, in the event that any nominee should become unable or for good cause unwilling to serve, the Common Shares represented by proxies received will be voted for another nominee selected by the Board.

         The following table sets forth information with respect to each nominee nominated to serve as a Trustee for a term to expire in 2004.


NAME OF TRUSTEE/
NOMINEE FOR ELECTION        AGE    PRINCIPAL OCCUPATION
--------------------        ---    --------------------
Peter T. Allen ...........   55    Peter Allen is a Managing Trustee of  CharterMac and is President of
                                   Peter Allen & Associates, Inc., a real estate development  and management firm, in which capacity he has been responsible for the leasing, refinancing and development of major  commercial properties. Mr. Allen has also  been an Adjunct Professor of the Graduate  School of Business at the
                                   University of  Michigan since 1981. Mr. Allen received a  Bachelor of Arts
                                   Degree in history/economics  from DePauw University and a Masters Degree in Business Administration with Distinction  from the University of
                                   Michigan. Mr. Allen has been an Independent Trustee since 1997  and is a member of the Audit and Compensation Committees. Mr. Allen also serves on the  Board of Directors of Aegis and on the Board  of Trustees of AMAC, two
                                   companies that are  also advised by affiliates of Related

Michael J. Brenner .......   55    Michael Brenner is a Managing Trustee of  CharterMac, and is the Executive
                                   Vice President and Chief Financial Officer of  TRCLP.  Prior to joining TRCLP in 1996, Mr. Brenner was a partner with Coopers & Lybrand, having served as managing partner of its  Industry Programs and Client Satisfaction initiatives from 1993-1996, managing partner  of the Detroit group of offices from



                                   1986-1993 and Chairman of its National Real  Estate Industry Group from
                                   1984-1986. Mr.  Brenner graduated summa cum laude from the  University of
                                   Detroit with a Bachelors degree in Business Administration and from the
                                   University of Michigan with a Masters of  Business Administration, with distinction.  Mr. Brenner also serves on the Board of  Directors of Aegis.

Arthur P. Fisch ...........  59    Arthur Fisch is a Managing Trustee of CharterMac and is an attorney in private practice specializing in real property and securities law since October 1987, with Arthur P. Fisch, P.C. and Fisch & Kaufman. From 1975-1987, Mr. Fisch was
                                   employed by E.F. Hutton & Company, serving as First Vice President in the Dire
                                   Investment Department from 1981-1987 and associate general counsel  from
                                   1975-1980 in the legal department. As First Vice President, he was responsible for the syndication and acquisition of residential real estate. Mr. Fisch received  a B.B.A. from Bernard Baruch College of the City University of
                                   New York and a Juris Doctor degree from New York Law School. Mr. Fisch is admitted to practice law in New York and Pennsylvania.  Mr. Fisch has been an
                                   Independent Trustee since 1997 and is a  member of the Audit and Compensation
                                   Committees.  Mr. Fisch also serves on the Board of Directors of Aegis and the
                                   Board of  Trustees of AMAC.

                             EXECUTIVE COMPENSATION

TRUSTEES AND MANAGEMENT

         CharterMac has three executive officers and seven Trustees (three of whom are Independent Trustees). CharterMac does not pay or accrue any fees, salaries or other forms of compensation to its officers other than options which may be received under the Share Option Plan. Independent Trustees receive compensation for serving as Independent Trustees. Mr. White receives compensation at the rate of $30,000 per year, payable $20,000 in cash (or, at Mr. White's option, Common Shares) and Common Shares having an aggregate value of $10,000, based on the fair market value at the date of issuance, in addition to an expense reimbursement for attending meetings of the Board of Trustees. Messrs. Allen and Fisch receive compensation at the rate of $17,500 per year payable $7,500 in cash (or, at Messrs. Allen's or Fisch's option, Common Shares) and Common Shares having an aggregate value of $10,000, based on the fair market value at the date of issuance, in addition to an expense reimbursement for attending meetings of the Board of Trustees.

         The Manager, at its expense, provides all personnel necessary to conduct CharterMac's regular business. The Manager receives various fees for advisory and other services performed under the Management Agreement, as further described in the "MANAGEMENT - Certain Relationships and Related Transactions" section of this Proxy Statement. An affiliate of the Manager pays all salaries, bonuses and other compensation (other than options which may be received under the Share Option Plan) to the officers of CharterMac and the general partner of the Manager. Certain members and officers of the sole general partner of the Manager and certain officers of CharterMac receive compensation from the Manager and its affiliates for services performed for various affiliated entities, which may include services performed for CharterMac. Such compensation may be based in part on the performance of CharterMac; however, the Manager believes that any compensation attributable to services performed for CharterMac is immaterial.

SHARE OPTION PLAN

         The Share Option Plan was adopted to attract and retain qualified individuals to serve as trustees, officers and/or employees of CharterMac, its subsidiaries, the Manager and any successor manager, as well as to harmonize the financial interests of such individuals with the interests of the Company's shareholders generally (i.e., by providing them with substantial financial interests in the Company's success). The Compensation Committee, which is comprised of Messrs. Allen and Fisch, administers the Share Option Plan. Pursuant to the Share Option Plan, if CharterMac's distributions per Common Share in the immediately preceding calendar year exceed $0.9517 per Common Share, the Compensation Committee has the authority to issue options to purchase, in the aggregate, that number of Common Shares which is equal to three percent of the Common Shares outstanding as of December 31 of the immediately preceding calendar year (or in the initial year, as of October 1, 1997), provided that the Compensation Committee may only issue, in the aggregate, options to purchase a maximum number of Common Shares over the life of the Share Option Plan equal to 2,058,638 Common Shares (i.e., 10% of the Common Shares outstanding on October 1, 1997.)

         Subject to the limitations described in the preceding paragraph, if the Compensation Committee does not grant the maximum number of options in any year, then the excess of the number of authorized options over the number of options granted in such year will be added to the number of authorized options in the next succeeding year and will be available for grant by the Compensation Committee in such succeeding year.

         All options granted by the Compensation Committee will have an exercise price equal to or greater than the fair market value of the Common Shares on the date of the grant. The maximum option term is ten years from the date of grant. All Common Share options granted pursuant to the Share Option Plan may vest immediately upon issuance or in accordance with the determination of the Compensation Committee. No options were granted for the years ended December 31, 1997 or December 31, 1998. In 1999, CharterMac distributed $0.995 per Common Share. On May 1, 2000 the compensation committee issued 297,830 options to employees of affiliates of the Manager. The following table sets forth information concerning the grant of share options to the CharterMac and the Manager's trustees or executive officers during the last fiscal year:

                                               PERCENTAGE
                                                OF TOTAL                            POTENTIAL REALIZED VALUE
                                                 OPTIONS                             AT ASSUMED ANNUAL RATES
                                               GRANTED TO     PER                    OF STOCK APPRECIATION AT
                                                EMPLOYEES    SHARE                   THE END OF 10 YEARS 2
                                    OPTIONS     IN FISCAL   EXERCISE   EXPIRATION    ------------------------
NAME                  TITLE         GRANTED 1     YEAR       PRICE      DATE             5%            10%
----                  -----         ---------     ----       -----      ----         ---------      ---------
Stephen Ross .......  Chairman        25,000       8%        $11.56     5/1/01       $  258,246     $ 582,435
Michael Brenner ....  Trustee         20,000       7          11.56     5/1/01          206,597       465,948
Stuart Boesky ......  Trustee,
                      CEO &           20,000       7          11.56     5/1/01          206,597       465,948
                      President
Alan Hirmes .......   Trustee &       20,000       7          11.56     5/1/01          206,597       465,948
                      SVP
Denise Kiley ......   SVP             20,000       7          11.56     5/1/01          206,597       465,948
Marc Schnitzer ....   SVP             20,000       7          11.56     5/1/01          206,597       465,948
James Spound ......   SVP             40,000      13          11.56     5/1/01          413,194       931,896
Michael Wirth .....   SVP & CFO
                                      13,700       4          11.56     5/1/01          141,519       319,174
Bruce Brown .......   SVP             20,000       7          11.56     5/1/01          206,597       465,948
Others (8 people) .   Various         99,130      33          11.56     5/1/01        1,023,998     2,309,471
                                     -------    ----
TOTAL .............                  297,830    100%

----------------------
1 Options become exercisable one-third on each of the first three anniversaries of the date of grant.

2 Assumed annual rates of share price appreciation, as determined by the rules of the Commission, for illustrative purposes only. Actual share prices will vary from time to time based upon market factors and the Company's financial performance. No assurance can be given that such rates will be achieved.

    In 2000, CharterMac distributed $1.07, thus enabling the Compensation Committee to issue options under the Share Option Plan, however, no options have been granted as of the date of this proxy.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee is comprised of two Independent Trustees (Messrs. Allen and Fisch). The role of the Compensation Committee is to administer the policies governing the Share Option Plan. Because CharterMac does not pay salaries and bonuses to the officers of CharterMac or the general partner of the Manager, the Compensation Committee does not determine executives' salary levels. Subject to the restrictions contained in the Share Option Plan, option compensation is intended to be set at a level competitive with the amounts paid to the management of similarly sized companies in similar industries. The Committee also evaluates the performance of management when determining the number of options to be issued.

         CharterMac's grants of share options are structured to link the compensation of the officers of CharterMac and the officers of the general partner of the Manager (and its affiliates) with CharterMac's performance. Through the establishment of the Share Option Plan, CharterMac has aligned the financial interests of its executives (and the executives of the Manager) with the results of CharterMac's performance, which is intended to enhance shareholder value. The Compensation Committee may only grant options if certain performance levels are met and is limited in the number of options which may be granted each year (See "Share Option Plan" above). The amount of options which may be granted will be set at levels that the Compensation Committee believes to be consistent with others in CharterMac's industry, with such compensation contingent upon CharterMac's level of annual and long-term performance.

         Section 162 (m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162 (m) limits the deduction for compensation paid to the Chief Executive Officer and the other executive officers to the extent that compensation of a particular executive exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. It is CharterMac's goal to have compensation paid to its five most highly compensated officers qualify as performance based compensation deductible for federal income tax purposes under Section 162 (m). Given the fact that CharterMac is externally managed and the only compensation that currently may be paid to its executives are options pursuant to the Share Option Plan, it is unlikely that Section 162
(m) will present any concerns.


                                                     COMPENSATION COMMITTEE

                                                     Peter T. Allen
                                                     Arthur P. Fisch

SHARE PERFORMANCE GRAPH

         The following share performance graph compares CharterMac's performance to the S&P 500 and the Russell 2000 stock index. CharterMac is currently one of the companies included in the Russell 2000 stock index, an index that measures the performance of small market capitalization companies. The graph assumes a $100 investment on October 16, 1997. All stock price performance figures includes the reinvestment of dividends.


                COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*
                AMONG CHARTER MUNICIPAL MORTGAGE ACCEPTANCE CO.,
                  THE S&P 500 INDEX AND THE RUSSELL 2000 INDEX

                               [PERFORMANCE GRAPH]


* $100 invested on 10/16/97 in stock or on 9/30/97 in index - including reinvestment of dividends.
   Fiscal year ending December 31.


CUMULATIVE TOTAL RETURN
-----------------------
                          10/16/97      12/97           12/98             12/99            12/00
                          --------      -----           -----             -----            -----
CHARTERMAC ..............  $100        $102.35         $104.47           $109.68          $136.18
S&P 500 .................   100         102.87          132.27            160.10           145.52
RUSSELL 2000 ............   100          96.65           94.19            114.21            99.84


                                 AUDIT COMMITTEE

AUDIT COMMITTEE CHARTER
         On June 14, 2000, the Board of Trustees adopted the following Audit Committee Charter. The Audit Committee Charter will be reviewed, updated and approved by the Board of Trustees each year:

         ROLE AND INDEPENDENCE

                  The audit committee, of the Board of Trustees of Charter Municipal Mortgage Acceptance Company (the "Company"), assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and other such duties as directed by the Board. The membership of the Company's audit committee (the "Committee") shall consist of at least three Trustees who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on the Committee as set forth in the corporate governance standards of the American Stock Exchange. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors, if any, and the management of the Company. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

                  The Board of Trustees shall appoint one member of the Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Trustees. The chairperson will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

         RESPONSIBILITIES

                  The Committee's primary responsibilities include:

                      Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the Company. In so doing, the Committee will request from the auditor a written affirmation, consistent with Independence Standards Board Standard 1, that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

                      Overseeing the independent auditor relationship by
                  discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the Board) to report on any and all appropriate matters.

                      Reviewing the audited financial statements and discussing
                  them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

                      Reviewing with management and the independent auditor the
                  quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the Committee or its chairperson.

                      Discussing with management, the internal auditors, if any, and the external auditors the quality and adequacy of the Company's internal controls.

                      Discussing with management the status of pending
                  litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

                      Reporting Committee activities to the full Board and
                  issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

                  The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff, if any) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurances as to the financial statements and other financial information provided by the Company to its shareholders and others.

AUDIT COMMITTEE REPORT

     The Audit Committee of CharterMac's Board of Trustees has issued the following report with respect to the audited financial statements of the Company for the fiscal year ended December 31, 2000:

o The Audit Committee has reviewed and discussed with CharterMac's management the Company's fiscal 2000 audited financial statements;

o The Audit Committee has discussed with Deloitte & Touche LLP (CharterMac's independent auditors) the matters required to be discussed by Statement on Auditing Standards No. 61 as amended by SAS No. 90;

o The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1 (which related to the auditors' independence from the Company and its related entities) and has discussed with the auditors their independence from CharterMac;

     Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CharterMac's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         Submitted by the Audit Committee of CharterMac's Board of Trustees:

                                         Thomas White -- Chairman
                                         Peter T. Allen
                                         Arthur P. Fisch

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP have been and are presently the independent auditors for CharterMac. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and to be available to respond to appropriate questions from holders of Common Shares.

         The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $160,000.

         Deloitte did not provide the Company with any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

         The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above, for the fiscal year ended December 31, 2000 were $243,800, primarily for income tax return preparation and related consultations, and in connection with equity offerings.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by CharterMac. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such person, and CharterMac will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, telephone and Internet, proxies may be solicited by trustees and officers of CharterMac and the Manager by personal interview or telephone.

                                VOTING PROCEDURES

         Equiserve, LP (the "Inspector") has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the Meeting. Abstentions and "broker non-votes" (i.e., nominees holding Common Shares for beneficial owners who have not voted on a specific matter) (i) will be treated as present for purposes of determining whether a quorum is present at the Meeting and (ii) will have no effect on the vote with respect to the proposal, assuming the presence of a quorum, because the vote required is a plurality of all votes cast.

         Any proposal by a shareholder of CharterMac intended to be presented at the 2002 Annual Meeting of Shareholders must be received by CharterMac at its principal executive office not later than January 6, 2002 for inclusion in CharterMac's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Commission.

                           ANNUAL REPORT ON FORM 10-K

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, CHARTERMAC WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. Requests should be addressed to Katherine Grimaldi at Charter Municipal Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022-1801.


                                 OTHER BUSINESS

         The Board of Trustees does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

         It is important that your Common Shares be represented at the Meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy-card, or vote by telephone or on the Internet. Your failure to do so will increase the costs of operating CharterMac and decrease the return on your investment.

                              By Order of the Board of Trustees


                              /s/ Stuart J. Boesky
                              ----------------------------
April 30, 2001                Stuart J. Boesky
                              President and Chief Executive Officer

                                [CharterMac Logo]
Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of CharterMac that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Similar to last year, you can vote your Shares by Internet or phone. Follow the instructions on the reverse side of proxy card if you wish to do so.

If you chose to vote by mail, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.



Sincerely,


Charter Municipal Mortgage Acceptance Company

--------------------------------------------------------------------------------
                                      Proxy

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

                               625 Madison Avenue
                            New York, New York 10022

                       SOLICITED BY THE BOARD OF TRUSTEES
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Alan P. Hirmes and Stuart J. Boesky, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Charter Municipal Mortgage Acceptance Company ("CharterMac") held of record by the undersigned on April 16, 2001 at the Annual Meeting of Shareholders to be held on June 12, 2001 and any adjournments thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL. THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

         PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Vote By Telephone                           Vote By Internet
-----------------                           ----------------
Its fast, convenient and immediate!     It's fast, convenient and your vote is
immediately Call Toll-Free on a         confirmed and posted.
Touch-Tone Phone
1-877-PRX-VOTE (1-888-779-8683)


-----------------------------------     ----------------------------------------
Follow these four easy steps:           Follow these four easy steps:

1. Read the accompanying Proxy          1. Read the accompanying Proxy
Statement/ and Proxy Card.              Statement and Proxy Card.
2. Call the toll-free number            2. Go to the Website
1-877-PRX-VOTE (1-877-779-8683).        http://www.eproxyvote.com/chc
3. Enter your 14-digit Voter Control    3. Enter your 14-digit Voter Control
located on your Proxy Card above        located on your Proxy Card above
your name.                              your name.
4. Follow the recorded Instructions.    4. Follow the recorded Instructions.
-----------------------------------     ----------------------------------------

YOUR VOTE IS IMPORTANT!                 YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!            Go to WWW.EPROXYVOTE.COM/CHC anytime!
                                              ----------------------

Do not return your Proxy Card if you are voting by Telephone or Internet
--------------------------------------------------------------------------------

                                   DETACH HERE

[X] Please mark votes as in this example.

THE BOARD OF TRUSTEES RECOMMENDS A  VOTE "FOR" EACH OF THE LISTED TRUSTEES

1.   Election of Trustees.          2. In their discretion, the proxies are
     Nominees: Peter T. Allen,         authorized to vote upon any other
     Arthur P. Fisch                   business that may properly come before
     Michael J. Brenner                the meeting.

        FOR       WITHELD
        [ ]        [ ]

[ ]
   ---------------------------------
   For all nominees except as noted above

    MARK HERE FOR ADDRESS CHANGE AND NOTE
    AT RIGHT [ ]
    Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.



Signature:                   Date:       Signature:                  Date:
          -------------------     ------          -------------------     ------